PROSPECTUS SUPPLEMENT (to Prospectus Supplement dated September 26, 2003 to Prospectus dated September 23, 2003)

                           $448,725,000 (APPROXIMATE)

                      EQUIFIRST MORTGAGE LOAN TRUST 2003-2
                    ASSET-BACKED CERTIFICATES, SERIES 2003-2

                        FINANCIAL ASSET SECURITIES CORP.
                                    DEPOSITOR

                             OCWEN FEDERAL BANK FSB
                                    SERVICER


         THE SECOND SENTENCE OF THE FIRST FULL PARAGRAPH ON PAGE S-55 IS REPLACED WITH THE FOLLOWING:

         The assumed final maturity date (the "Assumed Final Distribution Date") for the Certificates is the Distribution Date in June 2033.

         THE FIRST SENTENCE OF THE SECOND FULL PARAGRAPH ON PAGE S-93 IS REPLACED WITH THE FOLLOWING:

         For federal income tax reporting purposes, the Class M-5 Certificates and the Class M-6 Certificates will, and the other classes of Offered Certificates will not, be treated as having been issued with original issue discount.



                              RBS GREENWICH CAPITAL

                               September 29, 2003